Nittany Financial Corp.       Subject:  2Q 2003 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                              (814) 238-5724

                              Date:       August 12, 2003

FOR IMMEDIATE RELEASE

        NITTANY BANK PARENT CORP. POSTS 104% RISE IN 2ND QUARTER EARNINGS

   Deposits and loans grow by 21% and 23%, respectively, in first six months.

State  College,  PA....Nittany  Financial  Corp.,  (the  "Company")  the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc. (OTC Bulletin Board Symbol "NTNY"), announced that the Company's second quarter 2003 earnings and growth reflected continued positive momentum along all business lines.

Fully diluted earnings for the three month period ending June 30, 2003 were $356,000 or $0.23 per share, compared to $174,000 or $0.12 per share for the three month period ending June 30, 2002, a 104% gain. Year to date, earnings for the six months ending June 30, 2003 were $655,000 compared to $350,000 for the six months ended June 30, 2002. Net interest income before loan loss provisions was $1,493,000 and $2,791,000, respectively, for the three and six month periods ending June 30, 2003, compared to $1,018,000 and $1,945,000 for the same periods in 2002.

The earnings gains were attributable to the continued strong growth in all lines of business for the Company. Of note, non-interest income rose by $204,000 or 135% for the second quarter of 2003 when compared to the same period in 2002, primarily due to the acquisition of Vantage Investment Advisors, LLC in January, 2003. The increased profitability and loan growth for the current quarter resulted in $70,000 of additional loan loss provision expense and $117,000 of additional income tax expense when compared to the same quarter in 2002.

The balance sheet for the Company grew as well, with total assets for the consolidated entity on June 30, 2003 at $220,971,000 compared to $179,659,000 six months earlier at December 31, 2002. Net loans for the six month period ending December 31, 2003 grew 23% to $153,329,000 and total deposits by 21% to $190,501,000.

During the quarter, the company completed a public stock offering for the sale of 157,515 shares, which raised over $2,400,000 in net capital proceeds that the company will use in its continued core growth.

President and CEO David Richards, commented on the quarterly results as follows, "The first half of 2003 was clearly the best period in the history of this Company. Nittany Financial continues to meet or exceed our financial benchmarks for a growing financial institution. The majority of our new business continues to come from the referrals of existing clients based upon the mix of great service, products and technology, delivered by our dedicated team of professionals."

Richards also noted the following recent highlights:

     o The Company's fee based investment management firm, Vantage Investment Advisors LLC., continues to outperform expectations with over $180 million in assets now under management.
     o Nittany Bank opened its newest office, a modern full service facility at 1900 South Atherton Street which replaced the small office formerly in Short Hills Plaza.
     o Internet Banking and Electronic Bill Payment services continued their strong growth for the quarter.

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated solely in the State College market with $221 million in assets. Nittany Bank began operations in October, 1998 and currently operates four offices with 45 full time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com site.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the bank's four offices. Vantage Investment Advisors LLC., is a Registered Investment Advisory firm providing fee based investment management services. Vantage currently manages approximately $180 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                       June 30,       December 31,
                                                                        2003             2002
                                                                    -------------    -------------
                                                                    (unaudited)
ASSETS
     Cash and due from banks                                        $     278,978    $     618,937
     Interest-bearing deposits with other banks                        12,977,478        5,233,136
     Investment securities available for sale                           4,967,169        6,024,009
     Investment securities held to maturity (estimated
       market value of $42,807,220 and $38,727,663)                    42,451,514       38,359,925
     Loans receivable (net of allowance for loan losses
       of $1,440,799 and $1,177,141)                                  153,329,470      124,254,560
     Premises and equipment                                             2,028,433        1,941,009
     Federal Home Loan Bank stock                                       1,241,000        1,175,400
     Intangible assets                                                  1,763,231          799,217
     Accrued interest and other assets                                  1,933,527        1,252,839
                                                                    -------------    -------------
             TOTAL ASSETS                                           $ 220,970,800    $ 179,659,032
                                                                    =============    =============
LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $   7,809,067    $   6,159,204
         Interest-bearing demand                                       21,115,869       18,717,951
         Money market                                                  32,794,857       27,517,955
         Savings                                                      109,631,769       86,498,462
         Time                                                          19,149,732       17,958,397
                                                                    -------------    -------------
            Total deposits                                            190,501,294      156,851,969
     Short-term borrowings                                              5,267,883        1,141,104
     Other borrowings                                                  10,871,890       10,615,650
     Accrued interest payable and other liabilities                       800,557        1,145,853
                                                                    -------------    -------------
             TOTAL LIABILITIES                                        207,441,624      169,754,576
                                                                    -------------    -------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                               --               --
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,560,898 and 1,367,230 issued and outstanding         156,090          136,723
     Additional paid-in capital                                        13,989,501       11,045,912
     Retained deficit                                                    (613,862)      (1,268,694)
     Accumulated other comprehensive loss                                  (2,553)          (9,485)
                                                                    -------------    -------------
             TOTAL STOCKHOLDERS' EQUITY                                13,529,176        9,904,456
                                                                    -------------    -------------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 220,970,800    $ 179,659,032
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                           Three-Months Ended June 30,     Six-months Ended June 30,
                                                              2003           2002            2003           2002
                                                             ----------     ----------     ----------     ----------
                                                                    (unaudited)                   (unaudited)
INTEREST AND DIVIDEND INCOME
    Loans, including fees                                    $2,302,577     $1,639,586     $4,410,790     $3,088,854
    Interest-bearing deposits with other banks                   13,037         43,072         39,905         64,563
    Investment securities                                       377,023        448,495        746,334        902,983
                                                             ----------     ----------     ----------     ----------
           Total interest and dividend income                 2,692,637      2,131,153      5,197,029      4,056,400
                                                             ----------     ----------     ----------     ----------
INTEREST EXPENSE
    Deposits                                                  1,056,983        945,944      2,119,605      1,780,875
    Short-term borrowings                                        12,878         48,222         24,988        100,293
    Other borrowings                                            130,218        118,671        261,641        230,059
                                                             ----------     ----------     ----------     ----------
           Total interest expense                             1,200,079      1,112,837      2,406,234      2,111,227
                                                             ----------     ----------     ----------     ----------
NET INTEREST INCOME                                           1,492,558      1,018,316      2,790,795      1,945,173

Provision for loan losses                                       188,000        118,000        278,000        268,000
                                                             ----------     ----------     ----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                                1,304,558        900,316      2,512,795      1,677,173
                                                             ----------     ----------     ----------     ----------
NONINTEREST INCOME
    Service fees on deposit accounts                            126,632        116,525        245,457        213,319
    Investment security gain                                          -              -          6,691          7,630
    Asset management fees                                       150,526              -        489,670              -
    Other                                                        77,851         34,375         86,945         57,078
                                                             ----------     ----------     ----------     ----------
           Total noninterest income                             355,009        150,900        828,763        278,027
                                                             ----------     ----------     ----------     ----------
NONINTEREST EXPENSE
    Compensation and employee benefits                          544,386        399,771      1,063,112        730,228
    Occupancy and equipment                                     148,245        131,942        293,221        248,988
    Professional fees                                            53,725         41,356        101,749         65,738
    Data processing fees                                         95,608         59,932        173,261        122,674
    Supplies, printing, and postage                              31,518         31,924         68,675         65,827
    Advertising                                                  24,442         31,156         61,792         61,540
    ATM processing fees                                          30,322         33,528         62,622         64,122
    Commission expense                                           77,298              -        295,123              -
    Other                                                       109,331         75,626        218,472        144,572
                                                             ----------     ----------     ----------     ----------
           Total noninterest expense                          1,114,875        805,235      2,338,027      1,503,689
                                                             ----------     ----------     ----------     ----------
Income before income taxes                                      544,692        245,981      1,003,531        451,511
Income taxes                                                    189,089         72,000        348,699        102,000
                                                             ----------     ----------     ----------     ----------
NET INCOME                                                  $   355,603     $  173,981     $  654,832     $  349,511
                                                            ===========     ==========     ==========     ==========
EARNINGS PER SHARE
    Basic                                                   $      0.25     $     0.13     $     0.47     $     0.26
    Diluted                                                        0.23           0.12           0.43           0.24

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                     1,408,449      1,359,952      1,405,653      1,359,952
    Diluted                                                   1,529,307      1,430,274      1,527,344      1,448,508